As filed with the Securities and Exchange Commission on November 30, 2007
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2853258 (I.R.S. Employer Identification No.)
1120 South Capital of Texas Highway Building 3, Suite 220 Austin, Texas 78746 (Address of principal executive offices, including zip code)
_________________

PERFICIENT, INC. 401(k) EMPLOYEE SAVINGS PLAN
and
PERFICIENT, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN
(Full title of the plan)

Mr. John T. McDonald
Chief Executive Officer
Perficient, Inc.
1120 South Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746
(512) 531-6000
(Name, address and telephone number of agent for service)

copy to:

J. Nixon Fox, III
Vinson & Elkins LLP
2801 Via Fortuna
Suite 100
Austin, Texas 78746-7568
(512) 542-8400

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	2,500,000 shares (3)	$16.84	$42,100,000	$1,292.47

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such  additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the employee benefit plans as well as an indeterminate number of plan participation interests to be offered or sold pursuant to the employee benefit plans.  In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act.  The maximum offering price per unit and the maximum aggregate offering price is based on the average of the high and low sales price of the common stock of Perficient, Inc. on the Nasdaq Global Select Market on November 26, 2007.

(3)
Of the shares being registered hereunder, 500,000 shares relate to shares issuable pursuant to the Perficient, Inc. 401(k) Employee Savings Plan.  The remaining 2,000,000 shares relate to shares issuable pursuant to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This registration statement (“Registration Statement”) is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of common stock (“Common Stock”), $.001 par value per share, of Perficient, Inc. (the “Registrant”) that may be issued under the Perficient, Inc. 401(k) Employee Savings Plan and the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan, as both may be amended from time to time. The contents of the Registrant’s Form S-8 Registration Statement filed on August 30, 2000 (File No. 333-44854) with the Securities and Exchange Commission (“Commission”), relating to the Perficient, Inc. 401(k) Employee Savings Plan, are hereby incorporated by reference to this Registration Statement.  The contents of the Registrant’s Form S-8 Registration Statement filed on July 31, 2000 (File No. 333-42626) and as amended on December 21, 2001 (File No. 333-75666), September 7, 2004 (File No. 333-118839), and December 22, 2005 (File No. 333-130624), relating to the 1999 Stock Option/Stock Issuance Plan, are hereby incorporated by reference.

Item 8.  Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1
Specimen Certificate for shares of common stock, previously filed with the Commission as Exhibit 4.1 to the Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999, by the Commission and incorporated herein by reference

4.2
Certificate of Incorporation of Perficient, Inc., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999, by the Commission and incorporated herein by reference

4.3
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., previously filed with the Commission as Exhibit 2.2 to the Registrant’s Form 8-A (File No. 000-51167) filed with the Commission pursuant to Section 12(g) of the Exchange Act on February 15, 2005, and incorporated herein by reference

4.4
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., effective November 22, 2005, previously filed with the Commission as Exhibit 4.4 to our Registration Statement on Form S-8 (File No. 333-130624) filed on December 22, 2005, and incorporated herein by reference

4.5
Bylaws of Perficient, Inc., as amended, previously filed with the Commission as Exhibit 3.1 of Registrant’s Form 8-K (File No. 001-15169) effective November 5, 2007, and incorporated herein by reference

4.6
Flexible Nonstandardized Safe Harbor 401(k) Profit Sharing Plan Adoption Agreement, previously filed with the Commission as Exhibit 4.4 to the Registrant’s Form S-8 (File No. 333-44854) declared effective on August 30, 2000, by the Commission and incorporated herein by reference

4.7
Qualified Retirement Plan – Basic Plan Document, previously filed with the Commission as Exhibit 4.5 to the Registrant’s Form S-8 (File No. 333-44854) declared effective on August 30, 2000, by the Commission and incorporated herein by reference

4.8
Perficient, Inc. Amended and Restated 1999 Stock Option/Stock Issuance Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-15169) for the year ended December 31, 2006, and incorporated herein by reference

4.9
Form of Stock Option Agreement, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-15169) for the year ended December 31, 2006, and incorporated herein by reference

4.10
Form of Restricted Stock Agreement, filed with the Commission as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-15169) for the year ended December 31, 2005, and incorporated herein by reference

5.1	Opinion of Vinson & Elkins L.L.P.*

23.1	Consent of BDO Seidman, LLP*

23.2	Consent of Vinson & Elkins L.L.P. (included in the opinion as Exhibit 5.1 hereto)*

24.1	Powers of Attorney (included in the signature pages hereto)*
*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 30, 2007.

PERFICIENT, INC.
By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.  Each person whose signature appears below authorizes and appoints each of John T. McDonald and Paul E. Martin, and each of them, severally, acting alone and without the other, as his attorneys-in-fact, to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorneys-in-fact, or either of them, may deem appropriate.

Signature	Title	Date

/s/ John T. McDonald	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 30, 2007
John T. McDonald

/s/ Paul E. Martin	Chief Financial Officer (Principal Financial Officer)	November 30, 2007
Paul E. Martin

/s/ Richard T. Kalbfleish	Vice President of Finance and Administration (Principal Accounting Officer)	November 30, 2007
Richard T. Kalbfleish

/s/ Ralph C. Derrickson	Director	November 30, 2007
Ralph C. Derrickson

/s/ Max D. Hopper	Director	November 30, 2007
Max D. Hopper

/s/ Kenneth R. Johnsen	Director	November 30, 2007
Kenneth R. Johnsen

/s/ David S. Lundeen	Director	November 30, 2007
David S. Lundeen

EXHIBIT INDEX

Exhibit Number	Description
4.1
Specimen Certificate for shares of common stock, previously filed with the Commission as Exhibit 4.1 to the Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999, by the Commission and incorporated herein by reference.

4.2
Certificate of Incorporation of Perficient, Inc., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999, by the Commission and incorporated herein by reference.

4.3
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., previously filed with the Commission as Exhibit 2.2 to the Registrant’s Form 8-A (File No. 000-51167) filed with the Commission pursuant to Section 12(g) of the Exchange Act on February 15, 2005, and incorporated herein by reference.

4.4
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., effective November 22, 2005, previously filed with the Commission as Exhibit 4.4 to our Registration Statement on Form S-8 (File No. 333-130624) filed on December 22, 2005, and incorporated herein by reference

4.5
Bylaws of Perficient, Inc., as amended, previously filed with the Commission as Exhibit 3.1 of Registrant’s Form 8-K (File No. 001-15169) effective November 5, 2007 and incorporated herein by reference

4.6
Flexible Nonstandardized Safe Harbor 401(k) Profit Sharing Plan Adoption Agreement, previously filed with the Commission as Exhibit 4.4 to the Registrant’s Form S-8 (File No. 333-44854) declared effective on August 30, 2000, by the Commission and incorporated herein by reference

4.7
Qualified Retirement Plan – Basic Plan Document previously filed with the Commission as Exhibit 4.5 to the Registrant’s Form S-8 (File No. 333-44854) declared effective on August 30, 2000, by the Commission and incorporated herein by reference

4.8
Perficient, Inc. Amended and Restated 1999 Stock Option/Stock Issuance Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-15169) for the year ended December 31, 2006, and incorporated herein by reference

4.9
Form of Stock Option Agreement, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-15169) for the year ended December 31, 2006, and incorporated herein by reference

4.10
Form of Restricted Stock Agreement, filed with the Commission as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-15169) for the year ended December 31, 2005, and incorporated herein by reference

5.1	Opinion of Vinson & Elkins L.L.P.*

23.1	Consent of BDO Seidman, LLP*

23.2	Consent of Vinson & Elkins L.L.P. (included in the opinion as Exhibit 5.1 hereto)*

24.1	Powers of Attorney (included in the signature pages hereto)*
*	filed herewith